Exhibit 10.8

ROTH CAPITAL PARTNERS, LLC

888 San Clemente Dr.

Newport Beach CA, 92660

CRAIG-HALLUM CAPITAL GROUP LLC

222 South Ninth Street, Suite 350

Minneapolis, MN 55402

December 5, 2022

Roth CH Acquisition IV Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

Tigo Energy, Inc.

655 Campbell Technology Parkway, Suite 150

Campbell, CA 95008

To whom it may concern:

Reference is made to the business combination marketing agreement dated as of August 5, 2021 (the “Agreement”), by and among Roth CH Acquisition IV Co., a Delaware corporation (“Company”) and Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (each an “Advisor” and together the “Advisors”).

WHEREAS, the Company has entered into an agreement and plan of merger (the “Merger Agreement”) with Tigo Energy, Inc. (“Tigo”) and certain other parties thereto, pursuant to which the parties thereto have agreed to consummate a business combination and related transactions (the “Business Combination”).

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

I.	By signing below (i) the Company and the Advisors hereby mutually agree that the Agreement is hereby terminated and is no longer of any force or effect, (ii) each Advisor acknowledges that no amounts, fees or expenses are due to it by the Company pursuant to the terms of the Agreement, and (iii) the Company acknowledges that it has no claim against Advisors in connection with the termination of the Agreement. Notwithstanding the termination of the Agreement, the parties acknowledge that Article 5 and Annex I of the Agreement shall survive.

II.	In addition, the Company and Tigo mutually agree, jointly and severally, on the date of closing of the Business Combination, (y) to issue to Roth up to 300,000 shares of common stock of the post-Business Combination company in accordance with Schedule I hereto (the “Advisor Shares”), with such shares to be duly authorized and, when issued and delivered to Roth, validly issued, fully paid and non-assessable, and shall not have been issued in violation of or subject to any preemptive or similar rights created under the post-Business Combination company’s organizational documents or applicable law or any other agreement or contract, and (z) to include the Advisor Shares issued pursuant to the foregoing clause (y) as a “Registrable Security” in that certain amended and restated registration rights agreement to be entered into upon the closing of the Business Combination.

III.	This termination agreement shall terminate and be of no force or effect if the Merger Agreement is terminated in accordance with its terms.

[Signature Page Follows]

Very truly yours,

ROTH CH ACQUISITION IV CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Co-Chief Executive Officer

TIGO ENERGY, INC.

By:	/s/ Zvi Alon
Name:	Zvi Alon
Title:	Chief Executive Officer

By signing below, each of the parties below acknowledge and agree with the foregoing.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Byron Roth

Name:	Byron Roth
Title:	Chief Executive Officer

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Steve Dyer

Name:	Steve Dyer
Title:	Chief Executive Officer

[Signature Page to Termination Agreement]

SCHEDULE I

Advisor Share Issuance Based on Equity Raised

I.	In exchange for services rendered in connection with the proposed Business Combination, Roth shall be issued up to 300,000 Advisor Shares, equal to the Fixed Compensation Shares plus a number of Variable Compensation Shares equal to the product of (x) the quotient of Equity Raised divided by $50.0 million, multiplied by (y) 200,000. For example, if Equity Raised equals $31.5 million then total compensation would be the Fixed Compensation Shares plus 126,000 Variable Compensation Shares (calculated as $31.5 million divided by $50 million, multiplied by 200,000) for total Advisor Shares equal to 226,000. For the avoidance of doubt, Roth shall receive 100,000 Fixed Compensation Shares regardless of the amount of Equity Raised, if any.

II.	For purposes of Schedule I:

a.	the term “Equity Raised” means the gross proceeds available to the post-Business Combination Company immediately after the closing of the Business Combination, consisting of (a) the gross proceeds received from a capital raising transaction involving the equity securities or equity-linked instruments of Tigo and (b) the amount remaining in the Company’s trust account after giving effect to any redemptions.

b.	the term “Fixed Compensation Shares” means the 100,000 Advisory Shares issued to Roth in exchange for M&A advisory fees, regardless of the amount of Equity Raised.

c.	the term “Variable Compensation Shares” means up to 200,000 shares issued to Roth based on the amount of Equity Raised.

[Schedule 1 to Termination Agreement]